Exhibit 99.1
Universal Insurance Holdings Announces Leadership Changes
•Arash Soleimani appointed to Chief Strategy Officer
•Rob Luther promoted to Chief Investment Officer
•Gary Ropiecki promoted to Principal Accounting Officer

Fort Lauderdale, Fla., March, 14, 2022 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) announced today the appointment of Arash Soleimani as Chief Strategy Officer and promoted Rob Luther and Gary Ropiecki to Chief Investment Officer and Principal Accounting Officer, respectively. Mr. Soleimani will oversee the strategy and investor relations functions, while Mr. Luther will oversee the $1B+ investment portfolio and support M&A activities, and Mr. Ropiecki will oversee Universal’s enterprise-wide accounting and reporting functions.

“I’m very pleased to announce the continued focus on key pillars of our organization. The appointment of Arash and promotions of Rob and Gary deepen our bench strength, which is imperative as we develop and execute our strategic objectives and position the Company for sustainable, long-term success,” said Steve Donaghy, Chief Executive Officer.

Mr. Soleimani was previously Executive Vice President and Director of Investor Relations at Heritage Insurance Holdings, Inc., a property and casualty insurer. Before Heritage, Mr. Soleimani was a Director in the equity research division of Keefe, Bruyette & Woods, a financial services investment bank, where he focused on the property and casualty insurance industry. Earlier in his career, Mr. Soleimani worked in Deloitte’s Audit and Enterprise Risk Services division. He received a Bachelor of Science degree in Accounting from the University of Maryland and is a CFA Charterholder and a licensed CPA.

Mr. Luther previously served as the Vice President of Corporate Development, Strategy & Investor Relations for Universal. Prior to this, he served in the Corporate Strategy and M&A group at L3Harris Technologies (NYSE: LHX; formerly Harris Corporation), a Fortune 200, Aerospace & Defense Company, where he supported transformational acquisitions, developed strategic growth plans, and led inorganic portfolio shaping optimization efforts. Mr. Luther received his Bachelor of Science degree in Mechanical Engineering, in addition to his Master of Business Administration (MBA).

Mr. Ropiecki previously served as the Senior Vice President and Corporate Controller at Universal and continues to serve as Corporate Secretary. Mr. Ropiecki started his career at Deloitte and his experience includes roles at Hannover Re, Torus Insurance, KPMG and E&Y. Mr. Ropiecki is a graduate of New York University and is a licensed CPA and CGMA.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2021 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874

asoleimani@universalproperty.com